Filed Pursuant to Rule 424(b)(3)
                                                Registration Number:  333-48647

PROSPECTUS
----------



                                1,950,000 SHARES
                            MDU RESOURCES GROUP, INC.
                                  COMMON STOCK
                           PAR VALUE, $1.00 PER SHARE

                                 ---------------


     This Prospectus relates to the offering, from time to time, of up to 1,950,000 shares of MDU Resources Group, Inc. (the "Company") Common Stock, par value $1.00 per share (the "Common Stock"), and the appurtenant Preference Share Purchase Rights (the "Rights", and together with the 1,950,000 shares of Common Stock, the "Offered Shares") on terms to be determined at the time of sale. This Prospectus will be supplemented by one or more Prospectus Supplements ("Prospectus Supplement") which will reflect any agreement entered into by the Company for the sale of the Offered Shares and will set forth the number of Offered Shares, proceeds to the Company, initial offering price, and other specific terms of the applicable offering of the Offered Shares in respect of which this Prospectus is being delivered. The Company will pay all expenses in connection with the registration and offering of the Offered Shares under the Securities Act of 1933, as amended (the "Securities Act").

     The Company's outstanding shares of Common Stock and the appurtenant Rights are, and the Offered Shares offered for sale by the Company are expected to be, listed on the New York Stock Exchange (the "NYSE") and the Pacific Exchange under the symbol MDU.

                                 ---------------


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                        REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.


     The Offered Shares may be sold directly by the Company, through agents designated from time to time or through underwriters. If an agent of the Company or any underwriter is involved in the sale of any Offered Shares in respect of which this Prospectus is being delivered, the names of such agents or underwriters, any applicable discounts, commissions or allowances and a description of any indemnification arrangements will be set forth in a Prospectus Supplement. See "Plan of Distribution."



                  The date of this Prospectus is May 24, 2000.


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                                TABLE OF CONTENTS

                                                                  PAGE
                                                                  ----


      Forward-Looking Statements.....................................3
      Available Information..........................................3
      Incorporation of Certain Documents
        by Reference.................................................3
      The Company....................................................4
      Use of Proceeds................................................5
      Description of Common Stock and Rights.........................5
      Plan of Distribution...........................................9
      Experts.......................................................10
      Legal Opinions................................................10


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                           FORWARD-LOOKING STATEMENTS

     This document and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"). Forward-looking statements are all statements other than statements of historical fact, including without limitation those statements that are identified by the words anticipates, estimates, expects, intends, plans and predicts. These statements are based on assumptions that the Company believes are reasonable, but are subject to a wide range of circumstances, including without limitation political and economic risks, changes in and compliance with environmental and safety laws and policies, weather conditions, population growth rates and demographic policy, that may materially affect anticipated revenues, costs and future performance. Therefore, no assurance can be given by the Company that actual results will not differ from those in the forward-looking statements contained herein and in the incorporated documents. For a discussion of other factors that may affect forward-looking statements contained herein or in the incorporated documents, see the Company's latest Annual Report on Form 10-K or its most recent Quarterly Report on Form 10-Q.


                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy and information statements, and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy and information statements, and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices at Seven World Trade Center, Suite 1300, New York, New York, 10048, and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements, and other information filed electronically by the Company. The Company's outstanding Common Stock and the appurtenant Rights are listed for trading on the NYSE and on the Pacific Exchange. Reports, proxy and information statements, and other information concerning the Company can also be inspected at the offices of the NYSE and the Pacific Exchange.

     The Company has filed a Registration Statement on Form S-3 (herein, together with all exhibits and amendments thereto, called the "Registration Statement") with the SEC under the Securities Act with respect to the Offered Shares. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the Registration Statement. Statements contained herein concerning any document filed as an exhibit to the Registration Statement are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed by the Company with the SEC are hereby incorporated by reference in this Prospectus:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1999 (including portions of the Annual Report to Stockholders);

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000; and

     3. The Company's Registration Statement on Form 8-A dated November 12, 1998 and Amendment No. 1 thereto, dated March 23, 2000.


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     All documents subsequently filed by the Company with the SEC pursuant to
Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents. Requests for copies of such documents should be addressed to Office of the Treasurer, MDU Resources Group, Inc., Schuchart Building, 918 East Divide Avenue, P.O. Box 5650, Bismarck, North Dakota 58506-5650, telephone
(701) 222-7900.

     The information relating to the Company contained in this Prospectus does not purport to be comprehensive and should be read together with the information contained in any or all documents which have been or may be incorporated in this Prospectus by reference.

                                   THE COMPANY

     The Company is a diversified natural resource company incorporated under the laws of the State of Delaware in 1924. The Company's principal executive offices are located at the following address: Schuchart Building, 918 East Divide Avenue, P.O. Box 5650, Bismarck, North Dakota 58506-5650, telephone
(701) 222-7900.

     Montana-Dakota Utilities Co., the public utility division of the Company, through the electric and natural gas distribution segments, generates, transmits and distributes electricity, distributes natural gas and provides related value-added products and services in the Northern Great Plains.

     The Company, through its wholly owned subsidiary, Centennial Energy Holdings, Inc., owns WBI Holdings, Inc. ("WBI Holdings"), Knife River Corporation ("Knife River") and Utility Services, Inc. ("Utility Services").

     WBI Holdings is comprised of the pipeline and energy services and the oil and natural gas production segments. The pipeline and energy services segment provides natural gas transportation, underground storage and gathering services through regulated and nonregulated pipeline systems and provides energy marketing and management services throughout the United States. The oil and natural gas production segment is engaged in oil and natural gas acquisition, exploration and production throughout the United States and in the Gulf of Mexico.

     Knife River mines and markets aggregates and related value-added construction materials products and services is the Western United States, including Alaska and Hawaii, and also operates lignite coal mines in Montana and North Dakota.

     Utility Services is a full-service engineering, design and build company operating in the Western United States specializing in construction and maintenance of power and natural gas distribution and transmission systems as well as communication and fiber optic facilities.


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


                                 USE OF PROCEEDS

     The net proceeds to the Company from the sale of the Offered Shares may be used for the refunding of outstanding debt obligations, for corporate development purposes (including the potential acquisition of businesses and/or business assets), and for other general corporate purposes.


                     DESCRIPTION OF COMMON STOCK AND RIGHTS

COMMON STOCK-GENERAL

     The following is a description of our common stock. This description is not complete, and we qualify this description by referring to our restated certificate of incorporation, amended bylaws, indenture of mortgage, all of which we incorporate herein by reference, and the laws of the state of Delaware. We also refer to the rights agreement, dated as of November 12, 1998, that we entered into with Norwest Bank Minnesota, N.A., as rights agent, that we incorporate herein by reference.

     Our restated certificate of incorporation authorizes us to issue 152,000,000 shares of stock, divided into four classes:

     o    500,000 shares of preferred stock, $100 par value

     o    1,000,000 shares of preferred stock A, without par value

     o    500,000 shares of preference stock, without par value and

     o    150,000,000 shares of common stock,$1.00 par value.

DIVIDEND RIGHTS

     Our board of directors may declare dividends on the common stock from any funds legally available for this purpose. We may pay dividends on the common stock only if we have paid or provided for full cumulative dividends on all outstanding shares of preferred stock, preferred stock A and preference stock. Our indenture of mortgage also contains certain restrictions on the payment or declaration of cash dividends on our common stock.

VOTING RIGHTS

     The common stock has one vote per share. The holders of our common stock are entitled to vote on all matters to be voted on by stockholders. The holders of our common stock do not have cumulative voting rights.

     The holders of the preferred stock, preferred stock A and preference stock do not have the right to vote, except as our board of directors establishes or as provided in our restated certificate of incorporation or bylaws or as determined by state law.

     The restated certificate of incorporation gives the holders of the preferred stock and the preferred stock A, or the preference stock, the right to vote if dividends are unpaid, in whole or in part, on their shares for one year. The holders have one vote per share until we pay the dividend arrearage, declare dividends for the current dividend period and set aside the funds to pay the current dividends. In addition, the holders of certain series of the preferred stock and preferred stock A, and/or the holders of the preference stock, must approve certain amendments to the restated certificate of incorporation.

LIQUIDATION RIGHTS

     If we should liquidate, the holders of the preferred stock, preferred stock A and the preference stock have the right to receive certain amounts, as set forth in our restated certificate of incorporation, before we can make any payments to the holders of our common stock. After the preferred and preference


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stock payments are made, the holders of our common stock are entitled to share in all our remaining assets available for distribution to stockholders.

OTHER RIGHTS

     Our common stock is not liable to further calls or assessment. The holders of our common stock are not entitled to subscribe for or purchase additional shares of our capital stock. Our common stock cannot be redeemed, and it does not have any conversion rights or sinking fund provisions.

EFFECTS ON OUR COMMON STOCK IF WE ISSUE PREFERRED OR PREFERENCE STOCK

     Our board of directors has the authority, without further action by the stockholders, to issue up to 500,000 shares of preferred stock, 1,000,000 shares of preferred stock A and 500,000 shares of preference stock, each in one or more series. The board of directors has the authority to determine the terms of each series of any preferred or preference stock, within the limits of the restated certificate of incorporation and the laws of the state of Delaware. These terms include the number of shares in a series, dividend rights, liquidation preferences, terms of redemption, conversion rights and voting rights.

     If we issue any preferred or preference stock, it may negatively affect the holders of our common stock. These possible negative effects include diluting the voting power of shares of our common stock and affecting the market price of our common stock. In addition, the ability of our board of directors to issue preferred or preference stock may delay or prevent a change in control of MDU Resources Group, Inc.

     There are 166,000 shares of preferred stock currently outstanding, and we have reserved 60,000 shares of B series preference stock for issuance in connection with our rights plan.

PROVISIONS OF OUR RESTATED CERTIFICATE OF INCORPORATION AND OUR BYLAWS THAT COULD DELAY OR PREVENT A CHANGE IN CONTROL

     Our restated certificate of incorporation and bylaws contain certain provisions which will make it difficult to obtain control of MDU Resources Group if our board of directors does not approve the transaction. The provisions include the following:

     PROVISIONS RELATING TO OUR BOARD OF DIRECTORS

          CLASSIFIED BOARD

     We have divided the members of our board of directors into three classes. The number of directors in each class is as nearly equal as possible. Directors in each class are elected for a three-year term.

     This classification of the board of directors may prevent stockholders from changing the membership of the entire board of directors in a relatively short period of time. At least two annual meetings, instead of one, generally will be required to change the majority of directors. The classified board provisions could have the effect of prolonging the time required for a stockholder with significant voting power to gain majority representation on the board of directors. Where majority or supermajority board of directors approval is necessary for a transaction, such as an interested stockholder business combination, the inability to immediately gain majority representation on the board of directors could discourage takeovers and tender offers.

          NUMBER OF DIRECTORS, VACANCIES, REMOVAL OF DIRECTORS

     The restated certificate of incorporation provides that the board of directors will have at least 6 and at most 15 directors. Two-thirds of the continuing directors decide the exact number of directors at a given time. The board fills any new directorships it creates and any vacancies.


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     Directors may be removed only for cause and then only by a majority of the shares entitled to vote.

MEETINGS OF STOCKHOLDERS

          NO CUMULATIVE VOTING

     The restated certificate of incorporation does not provide for cumulative voting.

          ADVANCE NOTICE PROVIsIONS

     The bylaws require that for a stockholder to nominate a director or bring other business before an annual meeting, the stockholder must give notice not less than 120 days prior to the date corresponding to the date on which we first mailed our proxy materials for the prior year's annual meeting.

     The restated certificate of incorporation prevents stockholders from calling a special meeting. In addition, the restated certificate of incorporation provides that stockholder action may be taken only at a stockholders' meeting.

AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION

     The restated certificate of incorporation requires the affirmative vote of 80% of the common stock entitled to vote in order to amend certain provisions, including provisions relating to the board of directors, unless two-thirds of the continuing directors approve such amendment.

PROVISIONS RELATING TO THE AUTHORIZATION OF CERTAIN BUSINESS COMBINATIONS

     The restated certificate of incorporation requires the affirmative vote of 80% of the common stock entitled to vote for directors in order to authorize certain business combinations. Any business combination must also meet certain fair price and procedural requirements. However, if two-thirds of the continuing directors approve the business combination, then the vote of 80% of the common stock and the fair price provisions will not be required.

     There is also a provision permitting the board of directors to consider certain specified factors in determining whether or not to approve certain business combinations.

PROVISIONS OF DELAWARE LAW THAT COULD DELAY OR PREVENT A CHANGE IN CONTROL

     We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. Subject to certain exceptions, this law prohibits us from engaging in certain business combinations with a person who owns 15% or more of our outstanding voting stock for a three-year period after the person acquires the stock. This prohibition does not apply if our board of directors approved of the business combination or the acquisition of our stock before the person acquired 15% of the stock. A business combination includes mergers, consolidations, stock sales, asset sales and other transactions resulting in a financial benefit to the interested stockholder.

TRANSFER AGENT; REGISTRAR

     The transfer agent and registrar for the common stock is Norwest Bank Minnesota, N.A., South Saint Paul, Minnesota.

RIGHTS - GENERAL

     On November 12, 1998, the board of directors declared a dividend of one preference share purchase right for each outstanding share of common stock, par value $1.00 per share. The dividend was paid on December 1, 1998 to the stockholders of record on that date.

     Our board of directors has adopted this rights agreement to protect stockholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group which acquires 15% or more of our outstanding common stock without the approval of our board of directors. The rights agreement should not interfere with any merger or other business combination approved by our board of directors.


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     For those interested in the specific terms of the rights agreement as made between our company and Norwest Bank Minnesota, N.A., as the rights agent, dated as of November 12, 1998, we provide the following summary description. Please note, however, that this description is only a summary, and is not complete, and should be read together with the entire rights agreement, a copy of which is available free of charge from our company.

     THE RIGHTS. Our board of directors authorized the issuance of a preference share purchase right with respect to each issued and outstanding share of common stock on December 1, 1998. The preference share purchase rights will initially trade with, and will be inseparable from, the common stock. The preference share purchase rights are evidenced only by certificates that represent shares of common stock. New preference share purchase rights will accompany any new shares of common stock we issue after December 1, 1998 until the distribution date described below.

     EXERCISE PRICE. Each preference share purchase right will allow its holder to purchase from our company one one-thousandth of a share of Series B preference stock for $125, once the preference share purchase rights become exercisable. This portion of a share of Series B preference stock will give the stockholder approximately the same dividend and liquidation rights as would one share of common stock. Prior to exercise, the preference share purchase right does not give its holder any dividend, voting, or liquidation rights.

     EXERCISABILITY. The preference share purchase rights will not be exercisable until

o 10 days after the public announcement that a person or group has become an "acquiring person" by obtaining beneficial ownership of 15% or more of our outstanding common stock, or, if earlier,

o 10 business days (or a later date determined by our board of directors before any person or group becomes an acquiring person) after a person or group begins a tender or exchange offer which, if consummated, would result in that person or group becoming an acquiring person.

     We refer to the date when the preference share purchase rights become exercisable as the "distribution date." Until that date, the common stock certificates will also evidence the preference share purchase rights, and any transfer of shares of common stock will constitute a transfer of preference share purchase rights. After that date, the preference share purchase rights will separate from the common stock and be evidenced by book-entry credits or by preference share purchase rights certificates that we will mail to all eligible holders of common stock. Any preference share purchase rights held by an acquiring person are void and may not be exercised.

     Our board of directors may reduce the threshold at which a person or group becomes an acquiring person from 15% to not less than 10% of the outstanding common stock.

CONSEQUENCES OF A PERSON OR GROUP BECOMING AN ACQUIRING PERSON.

o FLIP IN. If a person or group becomes an acquiring person, all holders of preference share purchase rights except the acquiring person may, for $125, purchase shares of our common stock with a market value of $250, based on the market price of the common stock prior to such acquisition.

o FLIP OVER. If our company is later acquired in a merger or similar transaction after the "preference share purchase rights distribution date," all holders of preference share purchase rights except the acquiring person may, for $125, purchase shares of the acquiring corporation with a market value of $250, based on the market price of the acquiring corporation's stock prior to such merger.

PREFERENCE SHARE PROVISIONS.

     Each one one-thousandth of a share of Series B preference stock, if issued:

     o    will not be redeemable.

     o will entitle holders to quarterly dividend payments of $.001 per share, or an amount equal to the dividend paid on one share of common stock, whichever is greater.


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     o    will entitle holders upon liquidation either to receive $1.00 per share or an amount equal to the payment made on one share of common stock, whichever is greater.

     o will have no voting power, except as otherwise provided by Delaware law or our company's restated certificate of incorporation.

     o will entitle holders to a per share payment equal to the payment made on one share of common stock, if shares of our common stock are exchanged via merger, consolidation, or a similar transaction.

The value of one one-thousandth interest in a share of Series B preference stock should approximate the value of one share of common stock.

     EXPIRATION. The preference share purchase rights will expire on December 31, 2008.

     REDEMPTION. Our board of directors may redeem the preference share purchase rights for $.01 per preference share purchase right at any time before any person or group becomes an acquiring person. If our board of directors redeems any preference share purchase rights, it must redeem all of the preference share purchase rights. Once the preference share purchase rights are redeemed, the only right of the holders of preference share purchase rights will be to receive the redemption price of $.01 per preference share purchase right. The redemption price will be adjusted if we have a stock split or stock dividends of our common stock.

     EXCHANGE. After a person or group becomes an acquiring person, but before an acquiring person owns 50% or more of our outstanding common stock, our board of directors may extinguish the preference share purchase rights by exchanging one share of common stock or an equivalent security for each such preference share purchase right, other than preference share purchase rights held by the acquiring person.

     ANTI-DILUTION PROVISIONS. Our board of directors may adjust the purchase price of a share of Series B preference stock, the number of shares of Series B preference stock issuable and the number of outstanding preference shares purchase rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the Series B preference stock or common stock. No adjustments to the exercise price of less than 1% will be made.

     AMENDMENTS. The terms of the rights agreement may be amended by our board of directors without the consent of the holders of the preference share purchase rights. However, our board of directors may not amend the rights agreement to lower the threshold at which a person or group becomes an acquiring person to below 10% of our outstanding common stock. In addition, the board of directors may not cause a person or group to become an acquiring person by lowering this threshold below the percentage interest that such person or group already owns. After a person or group becomes an acquiring person, our board of directors may not amend the agreement in a way that adversely affects holders of the preference share purchase rights.


                              PLAN OF DISTRIBUTION

     The Company may sell the Offered Shares in one of four ways: (i) through the solicitation of proposals of underwriters or dealers to purchase the Offered Shares, (ii) through underwriters or dealers on a negotiated basis,
(iii) directly to a limited number of purchasers or to a single purchaser or
(iv) through agents. The applicable Prospectus Supplement with respect to the Offered Shares will set forth the terms of the offering of such Offered Shares, including the name or names of any underwriters, the purchase price of such Offered Shares and the net proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If underwriters are used in the sale, such Offered Shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public


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offering price or at varying prices determined at the time of sale. The Offered
Shares may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriting firms. The underwriter or underwriters with respect to a particular underwritten offering of Offered Shares will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of such Prospectus Supplement. Unless otherwise set forth in a Prospectus Supplement, the obligations of the underwriters to purchase the Offered Shares will be subject to certain conditions precedent and the underwriters will be obligated to purchase all such Offered Shares if any are purchased.

     The Offered Shares may be sold directly by the Company or through agents designated by the Company from time to time. The applicable Prospectus Supplement will set forth the name of any agent involved in the offer or sale of the Offered Shares and any commissions payable by the Company to such agent. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     Agents and underwriters may be entitled under agreements entered into with the Company to indemnification or contribution by the Company against certain liabilities, including certain liabilities under the Securities Act.

     The place and time of delivery for the Offered Shares in respect of which this Prospectus is delivered will be set forth in the accompanying Prospectus Supplement.


                                     EXPERTS

     The Company's audited consolidated financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1999, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon such report and upon the authority of said firm as experts in accounting and auditing in giving said report.


                                 LEGAL OPINIONS

     The validity of the Offered Shares has been passed upon for the Company by Lester H. Loble, II, Esq., General Counsel for the Company, and also by Thelen Reid & Priest LLP, 40 West 57th Street, New York, New York 10019.

                            ------------------------


         NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE AS OF WHICH INFORMATION is GIVEN IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.


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